Exhibit 4.2

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Second Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of August 31, 2007 by and among Splunk Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A attached hereto (the “Investors”) and the persons listed on Exhibit B attached hereto (the “Stockholders”).

R E C I T A L S

WHEREAS, certain of the Investors, who are listed on Exhibit A, (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Stock”) and/or Series B Preferred Stock (the “Series B Stock”) and have also been granted certain information and registration rights and rights of first refusal under an Amended and Restated Investors’ Rights Agreement by and among the Company and the Prior Investors dated as of January 17, 2006 (the “Prior Rights Agreement”).

WHEREAS, certain Investors, who are listed on Exhibit A to the Series C Agreement (as defined below), (the “Series C Investors”) have agreed to purchase shares of the Company’s Series C Preferred Stock (the “Series C Stock”, together with the Series A Stock and the Series B Stock, referred to collectively as the “Preferred Stock”)) pursuant to a certain Series C Preferred Stock Purchase Agreement by and among the Company and such Series C Investors dated as of even date herewith, as amended from time to time (the “Series C Agreement”).  The Series C Agreement provides that, as a condition to the Series C Investors’ purchase of Series C Stock thereunder, the Company will enter into this Agreement and the Series C Investors will be granted the rights set forth herein.

WHEREAS, the Company and the Prior Investors desire to enter into this Agreement in order to amend and restate the Prior Rights Agreement with this Agreement. Section 4.2 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the holders of a majority of the “Registrable Securities Then Outstanding” (as defined in Section 2.1(c) of the Prior Rights Agreement) and the Prior Investors party to this Agreement hold a majority of the Registrable Securities Then Outstanding, as defined in the Prior Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.             INFORMATION RIGHTS.

1.1           Financial Information.  The Company covenants and agrees that, commencing on the date of this Agreement, the Company will:

(a)           Annual Reports.  Furnish to each Investor, for so long as such Investor holds at least 500,000 shares (as adjusted per Section 6.10) of any combination of Common Stock issuable or issued upon conversion of Preferred Stock (such Investor, a “Major Investor”), as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants.

(b)           Quarterly Reports.  Furnish to each Major Investor as soon as practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows;

(c)           Monthly Reports.  Furnish to each Major Investor as soon as practicable, and in any case within twenty (20) days of the end of each calendar month (except the last month of each fiscal quarter of the Company), monthly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income, an unaudited Statement of Cash Flows; and

(d)           Annual Budget.  Furnish to each Major Investor as soon as practicable and in any event no later than thirty (30) days prior to the end of each fiscal year of the Company, an annual operating plan and budget, prepared on a quarterly basis, for the next immediate fiscal year.

1.2           Inspection Rights.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor.

1.3           Other Information.  The Company covenants and agrees that, commencing on the date of this Agreement, the Company will promptly furnish to each Major Investor who is not otherwise represented on the Company’s Board of Directors:

(a)           Materials relating to the Company’s affairs that are delivered generally to stockholders of the Company; and

(b)           Written notice of any litigation or material adverse claim, dispute or other development against the Company.

1.4           Confidentiality.  Each Major Investor agrees to hold all information received pursuant to Sections 1.1 or 1.2 in confidence, and not to use or disclose any of such information to any third party, except:

(a)           to the extent such information may be made publicly available by the Company without restrictions on its use or disclosure;

(b)           to the extent such information is or becomes generally available to the public other than as a result of acts by such Major Investor;

(c)           to the extent such information was in such Major Investor’s possession prior to the date it was disclosed by the Company to such Major Investor, provided that the source of such information was not known by such Major Investor to be bound by a confidentiality agreement with or contractual, legal or fiduciary obligation of confidentiality to the Company or any other person;

(d)           to the extent such information is or becomes available to such Major Investor on a non-confidential basis from a source other than the Company, provided that the source of such information was not known by such Major Investor to be bound by a confidentiality agreement with or contractual, legal or fiduciary obligation of confidentiality to the Company or any other person; or

(e)           that such Major Investor may disclose information received pursuant to Section 1.1, 1.2 and 1.3 to its partners, limited partners, members (and advisors and representatives of such limited partners and members), employees and advisors to the extent such Major Investor deems such disclosure to be reasonably necessary to monitor and manage its investment in the Company and to comply with its existing obligations to provide information to its limited partners (and their representatives and advisors).

If a Major Investor becomes legally compelled by a court of competent jurisdiction or governmental entity to disclose any of such information, such Major Investor will provide the Company with prompt written notice thereof.  To the extent reasonably practicable, such Major Investor shall consult with the Company on the advisability of taking legally available steps to resist or narrow such request to disclose information, and if disclosure of such information is required to prevent such Major Investor from being held in contempt of court or subject to other penalty, such Major Investor shall furnish only such portion of such information as, on the advice of such Major Investor’s counsel, such Major Investor is legally compelled to disclose and shall cooperate with the Company, at the Company’s sole expense, to obtain a court order or other reliable assurance that confidential treatment will be accorded to the disclosed information.

Notwithstanding anything to the contrary herein, no Investor who the Board reasonably concludes is a competitor or potential competitor of the Company shall have information rights under Sections 1.1 or 1.2.

1.5           Termination of Certain Rights.  The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

2.             REGISTRATION RIGHTS.

2.1           Definitions.  For purposes of this Section 2:

(a)           Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b)           Registrable Securities.  The term “Registrable Securities” means:

(1)           all the shares of Common Stock issuable or issued upon the conversion of any shares of Preferred Stock (including any shares of Common Stock issuable or issued upon conversion of any shares of Series A Stock issued or issuable upon conversion of the warrant exercisable for shares of Series A Stock that is outstanding as of the date of this Agreement (the “Series A Warrant”));

(2)           any shares of Common Stock now held by the Stockholders (or their successors or assigns) and set forth in Exhibit B attached hereto (the “Stockholders’ Shares”);

(3)           any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) or (2) of this subsection (b); and

(4)           any shares of Common Stock acquired by an Investor subsequent to the date hereof pursuant to exercise of such Investor’s rights under the Co-Sale Agreement;

excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act, provided, however, that notwithstanding anything herein to the contrary, the Stockholders’ Shares and any shares of Common Stock described in clause (3) of this Section 2(b) that are issued in respect of any Stockholders’ Shares (collectively, the “Excluded Shares”) shall not be Registrable Securities for purposes of Sections 2.2, 2.4, 2.12, 3 or 4 of this Agreement.

(c)           Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities Then Outstanding” shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding, (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities, or (3) are then issuable upon conversion of any convertible securities that are issuable upon exercise of any then exercisable warrants; provided, however, that the Excluded Shares (as defined in Section 2.1(b)) shall not be included among the “Registrable Securities Then Outstanding” for purposes of Sections 2.2, 2.4, 2.12, 3 or 4.

(d)           Holder.  For purposes of this Section 2 and Sections 3 and 4 hereof, the term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock or the Series A Warrant exercisable for Registrable Securities or shares of convertible securities that are convertible into Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided further, that a holder of Excluded Shares (as defined in Section 2.1(b)) shall not be a Holder with respect to such Excluded Shares for purposes of Sections 2.2, 2.4, 2.12, 3 or 4 of this Agreement; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock or the Series A Warrant and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock (or to exercise the Series A Warrant) in order to exercise the registration rights granted hereunder as to such Registrable Securities until immediately before the closing of the offering to which the registration relates.

(e)           Form S-3.  The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)            SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)           Co-Sale Agreement.  The term “Co-Sale Agreement”) means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company, the Major Investors named on Exhibit A thereto and the Stockholders named on Exhibit B thereto, dated as of the date hereof.

2.2           Demand Registration.

(a)           Request by Holders.  If the Company shall receive at any time after the earlier of (i) one hundred and eighty (180) days after the effective date of the Company’s initial public offering of its securities pursuant to a registration filed under the Securities Act and (ii) the third (3rd) anniversary following the date of the initial closing of the sale of shares of Series C Stock under the Series C Agreement, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities Then Outstanding (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided, however, that the Company shall not have any obligation to effect the filing of a registration statement under this Section 2.2(a) under either of the following two circumstances:  (i) if the Registrable Securities requested by all Holders to be registered pursuant to a request hereunder do not represent 20% or more of the total number of Registrable Securities Then Outstanding and have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than Five Million Dollars ($5,000,000); and (ii) during any period beginning with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days following the effective date of any Company-initiated registration under the Securities Act (other than a registration relating solely to any employee benefit plan or a corporate reorganization); provided that the Company’s right under this clause (ii) not to file a registration statement shall be contingent upon the Company providing notice to the Initiating Holders within thirty (30) days of their request under this Section 2.2 of the Company’s intent to file such a Company-initiated registration statement within ninety (90) days and the Company thereafter actively employing in good faith, reasonable efforts to cause such Company-initiated registration statement to become effective.

(b)           Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice referred to in subsection 2.2(a).  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders).  Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among each of the Holders requesting inclusion of their Registrable Securities in the underwriting on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (including all securities proposed to be issued by the Company and included therein) and any other already-outstanding securities that are not Registrable Securities are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Maximum Number of Demand Registrations.  The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2 provided that such registrations have been declared or ordered effective.

(d)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(e)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements up to $25,000 of one counsel for the selling Holders (but excluding underwriters’ discounts and commissions), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 22 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts and commissions.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 (and the Holders electing to participate in such registration shall bear all such expenses on a pro rata basis according to the number of Registrable Securities they elected to include in such registration) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities Then Outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

2.3           Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities (other than Excluded Shares) in such registration statement, on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each such Holder, third, to each of the Holders requesting inclusion of Registrable Securities that are Excluded Shares in the registration statement, on a pro rata basis according to the number of Registrable Securities that are Excluded Shares then held by each of them, and fourth, to all other stockholders of the Company requesting inclusion of securities of the Company in such registration; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering from which all Registrable Securities may be excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(b)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders (up to $25,000), shall be borne by the Company.

2.4           Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)           Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(1)           if Form S-3 is not available for such offering by the Holders;

(2)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000);

(3)           if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(4)           if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4; or

(5)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)           Expenses.  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (up to $25,000) and counsel for the Company.

(d)           Not Demand Registration.  Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

2.5           Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier to occur of (i) one hundred twenty (120) days following the effective date and (ii) the last date on which all Registrable Securities with respect to which such registration statement was filed are sold.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)           Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)           Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.6           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

2.7           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8           Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)          any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall: not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)           Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to such indemnified party and was not furnished by such indemnified party to the person asserting the loss, liability, claim or damage at or prior to the time such action on the part of the indemnified party is required by the Securities Act.

(e)           Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or violations that resulted in such loss, liability, claim, damage or expense, as well as any other equitable considerations; provided however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of net proceeds received by such Holder (such amount to be combined with any amounts paid by such Holder pursuant to Section 2.8(b)); and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)            Survival.  The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9           “Market Stand-Off” Agreement.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such other period up to a maximum of 34 additional days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, however, that:

(a)           such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement;

(b)           all stockholders of the Company who are then employees of the Company and hold in excess of one percent (1%) of the then outstanding Common Stock and common stock equivalents of the Company and all executive officers and directors of the Company enter into similar agreements; and

(c)           any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.10         Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

2.11         Termination of the Company’s Obligations.  The Company shall have no obligations (i) to Holders who, immediately following the closing of a Qualified IPO (as hereinafter defined) hold a number of Registrable Securities less than two percent (2%) of the outstanding shares of capital stock of the Company (on an as converted basis) at that time (including all shares issued by the Company in such Qualified IPO), pursuant to Sections 2.2 through 2.4 with respect to any request or requests for registration made on a date more than five (5) years after the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common. Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000) (a “Qualified IPO”) and the Public Offering price per share equals or exceeds $9.36; (ii) to Holders who, immediately following the closing of a Qualified IPO hold a number of Registrable Securities equal to or greater than two percent (2%) of the outstanding shares of capital stock of the Company (on an as converted basis) at that time (including all shares issued by the Company in such Qualified IPO) and at all times thereafter hold a number of Registrable. Securities equal to or greater than one percent (1%) of the outstanding shares of capital stock of the Company (on an as convertible basis) (“2% Initial Holders”), pursuant to Sections 2.2 through 2.4 with respect to any request or requests for registration made on a date more than seven (7) years after the closing of a Qualified IPO; (iii) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act; and (iv) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act; provided, however, that the foregoing clauses (iii) and (iv) shall not apply to any Holder for so long as it holds a number of Registrable Securities equal to more than one percent (1%) of the then outstanding shares of capital stock of the Company (on an as converted basis).

2.12         No Future Grants of Registration Rights.  Following the date hereof, the Company shall not grant registration rights to any other party (other than the registration rights provided for in this Agreement as it may be amended from time to time) without either (i) the approval of a majority of the Board (including a majority of the directors to be elected by the holders of Series A Stock voting as a separate series, the holders of the Series B Stock voting as a separate series, and the holders of the Series C Stock voting as a separate series (collectively, the “Preferred Directors”)); or (ii) the written consent of the Holders of a majority of the Registrable Securities Then Outstanding.

3.             RIGHT OF FIRST REFUSAL.

3.1           General.  Each Major Investor and any party to whom such Major Investor’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(c) (each such Major Investor or assignee being hereinafter referred to as a “Rights Holder”) has the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any “New Securities” (as defined in Section 31) that the Company may from time to time issue after the date of this Agreement; provided, however, that such right is contingent upon such Rights Holder demonstrating to the Company’s satisfaction that it is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act).  A Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of Common Stock issuable or issued upon conversion of Preferred Stock or directly or indirectly upon conversion or exercise of convertible or exercisable securities held by such Rights Holder, to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock and shares of Preferred Stock issuable upon exercise of then outstanding options or warrants of the Company are then, or would, upon exercise of such warrants, be, convertible plus (iii) the number of shares of Common Stock of the Company issuable upon exercise of then outstanding options or warrants to purchase shares of Common Stock.

3.2           New Securities.  “New Securities” shall mean any shares of Common Stock of the Company or shares of any series of Preferred Stock of the Company (collectively the “Preferred Stock”), whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(a)           shares of Common Stock issued upon conversion of any shares of Preferred Stock;

(b)           shares of Common Stock (and any options, warrants, convertible securities or other rights directly or indirectly exercisable or convertible into such shares of Common Stock) granted or issued to employees, officers, directors, contractors, consultants or advisers to the Company or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements provided that such issuances are approved by the Board, including the approval of a majority of the Preferred Directors;

(c)           shares of Common Stock (and any options, warrants, convertible securities or other rights directly or indirectly exercisable or convertible into such shares of Common Stock) issued to parties that are (i) actual or potential suppliers or customers, strategic partners investing in connection with a commercial relationship with the Company or (ii) providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar benefits, under arrangements, in each case approved by the Board, including the approval of a majority of the Preferred Directors; provided, that in each case such issuances are for other than primarily equity financing purposes;

(d)           shares of Common Stock (and any options, warrants, convertible securities or other rights directly or indirectly exercisable or convertible into such shares of Common Stock) issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity under arrangements approved by the Board, including the approval of a majority of the Preferred Directors;

(e)           shares of Common Stock or Preferred Stock issued upon the exercise of any warrants or options that are outstanding as of the date of this Agreement and any shares of the Company’s Common Stock issuable upon conversion of any such shares of Preferred Stock;

(f)            shares of Common Stock issued in connection with an initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act;

(g)           shares of Common Stock or other securities of the Company for which an adjustment is made pursuant to any of Sections 5.4, 5.5 or 5.6 of Article VI of the Company’s Restated Certificate of Incorporation, as amended from time to time after the date of this Agreement (the “Restated Certificate”); and

(h)           shares of Series C Stock sold pursuant to the Series C Agreement, as amended from time to time after the date of this Agreement.

3.3           Procedures.  In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities.  Each Rights Holder shall have fifteen (15) days from the date of deemed delivery of any such Notice to agree in writing to purchase such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share).  If any Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of such Holder’s Pro Rata Share of such New Securities that such Holder did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase such Holder’s full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”).  Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within five (5) days after deemed delivery of the Overallotment Notice.

3.4           Failure to Exercise.  In the event that the Rights Holders fail to exercise in full the right of first refusal within such fifteen (15) plus five (5) day period, then the Company shall have 90 days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Rights Holders.  In the event that the Company has not issued and sold the New Securities within such 90 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5           Termination.  This right of first refusal shall terminate immediately before the closing of the initial public offering of the Company’s securities pursuant to a registration filed under the Securities Act.

4.             ASSIGNMENT AND AMENDMENT.

4.1           Assignment.  Notwithstanding anything herein to the contrary:

(a)           Information Rights.  The rights of a Major Investor under Section 1.1 and 1.2 hereof may be assigned only to a party to the extent that such transferee acquires from the Major Investor (or the Major Investor’s permitted assigns) at least that number and type of shares capital stock of the Company, as are necessary to have the applicable rights of a Major Investor described in the relevant provisions of Sections 1.1 and 1.2 hereof, respectively.  A transferee which acquires such required number and type of shares of capital stock of the Company pursuant to an assignment made in accordance with the terms. and conditions hereof shall be deemed to be a “Major Investor” for purposes of Section 1; provided, however that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder.  Notwithstanding anything to the contrary in this Agreement, no rights under Sections 1.1 or 1.2 may be transferred or assigned to any party that the Board reasonably concludes is a competitor or potential competitor of the Company.

(b)           Registration Rights.  The registration rights of a Holder under Section 2 hereof may be assigned only to (i) a party who acquires at least 200,000 Registrable Securities (as adjusted per Section 6.10); provided, however, that if a Holder under Section 2 hereof holds less than 200,000 Registrable Securities, then the registration rights under Section 2.3 may be transferred to a transferee who acquires all of such Holder’s Registrable Securities, or (ii) a transferee or assignee that is a subsidiary, parent, affiliated venture capital fund, partner, limited partner, retired partner, member or stockholder of a Holder; provided further, however, that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder.

(c)           Refusal Rights.  The rights of a Rights Holder under Section 3 hereof may be assigned only to a party to the extent that such transferee acquires from the Rights Holder (or the Rights

Holder’s permitted assigns) at least that number and type of shares capital stock of the Company, as are necessary to have the applicable rights of a Major Investor and Rights Holder described in the relevant provisions of Section 3 hereof.  A transferee which acquires such required number and type of shares of capital stock of the Company pursuant to an assignment made in accordance with the terms and conditions hereof shall be deemed to be a “Major Investor” and “Rights Holder” for purposes of Section 3; provided, however that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder.

4.2           Amendment of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding or deemed to hold Registrable Securities representing a majority of the Registrable Securities Then Outstanding; provided, however, that no amendment or waiver of the piggyback registration rights which materially and adversely affects the express rights of a Holder set forth thereunder in a manner than is materially different from the affect on the express rights thereunder of other Holders shall be effective against such Holder, respectively and as applicable, without such Holder’s written consent; provided further, however, that following a Qualifying IPO, and to the extent and only for so long as there are any 2% Initial Holders following a Qualifying IPO who have rights under Section 2.11, the express rights of the 2% Initial Holders set forth in Section 2.11 and this Section 4.2 which are unique to the 2% Initial Holders may not be amended or waived without the written consent of the 2% Initial Holders holding Registrable Securities representing a majority of the Registrable Securities Then Outstanding then held by all then current 2% Initial Holders who have rights under Section 2.11; provided, further, however that neither Section 1 nor 3 may be amended or waived without the written consent of Major Investors holding Registrable Securities representing a majority of the Registrable Securities Then Outstanding then held by all Major Investors.  Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each Stockholder, each permitted successor or assignee of such Investor or Holder or Stockholder and the Company.

5.             CERTAIN COVENANTS OF THE COMPANY.

5.1           Option and Stock Awards; Vesting.  Except as otherwise approved by the Board (including a majority of the Preferred Directors), each option grant or restricted stock award made by the Company after the date of this Agreement to any employee or consultant of the Company under any equity incentive plan of the Company (in each case an “Award”) will provide for no less than a four-year vesting period, with 25% of the shares to vest at the end of the first year of vesting and the remainder to vest monthly over the next 36 months and will prohibit transfers of unvested shares.  Each Award will provide for the Company a repurchase option to buy back at cost a portion of the shares of Common Stock held by such person if such person’s employment with, or consulting to, the Company is terminated prior to the expiration of the vesting period of such Award.

5.2           Invention Assignment Agreements.  The Company shall require all employees with access to confidential information to execute and deliver an Employee Inventions and Proprietary Rights Agreement and Confidentiality Agreement in substantially the form approved by the Board.  The Company shall use reasonable efforts to cause consultants who are engaged to provide engineering services to execute and deliver an agreement providing for the assignment to the Company of inventions conceived in the course of providing such services.

5.3           Expense Reimbursement.  The Company shall reimburse members of the Board of Directors for reasonable travel and other related expenses incurred in connection with the performance of their duties as a member of the Board of Directors.

6.             GENERAL PROVISIONS.

6.1           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the day of delivery if personally delivered; (ii) one (1) business day after transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter noticed to the parties hereto), with confirmation of transmission; (iii) one (1) business day following deposit with a nationally recognized express courier service (fees prepaid) with instructions to deliver no later than the following business day for deliveries within the United States; (iv) three (3) business days following deposit with an internationally recognized express courier service (fees prepaid) with instructions to deliver no later than three (3) business days later for deliveries across international borders; or (v) three (3) business days following deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

(a)           if to an Investor, at such Investor’s respective address as set forth on Exhibit A hereto.

(b)           if to the Company, marked “Attention” President”, at 118 King Street, Fifth Floor, San Francisco, California 94107; and

(c)           if to a Stockholder, at such Stockholder’s address as set forth on Exhibit B hereto.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder.

6.2           Entire Agreement.  This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof (including without limitation under the Prior Rights Agreement).  This Agreement will amend and restate the Prior Rights Agreement to read as set forth herein, when it has been duly executed by parties holding the requisite number of shares and having the right to so amend and restate the Prior Rights Agreement.

6.3           Governing, Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

6.4           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.5           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6           Successors And Assigns.  Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

6.7           Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.8           Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.9           Costs And Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.10         Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.11         Aggregation of Stock.  All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement including, without limitation, determining who is a Major Investor or a Rights Holder hereunder.

6.12         Prior Rights Agreement Superseded/Waiver.  Pursuant to Section 4.2 of the Prior Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby (i) amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall be hereby be terminated and entirely superseded by this Agreement and (ii) waive, on behalf of each “Rights Holder” (as defined in the Prior Rights Agreement), the application of the right of first refusal set forth in Section 3 of the Prior Rights Agreement to the issuance of shares of Series C Stock pursuant to the Series C Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SPLUNK INC.

By:	/s/ Michael Baum
Michael Baum
Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Ignition Venture Partners III, L.P.

By:	Ignition GP, LLC
Its:	General Partner

By:	/s/ John Connors
John Connors

Ignition Managing Directors Fund III, LLC

By:	/s/ John Connors
John Connors

JK&B Capital IV, L.P.

By:	JK&B Capital Management IV, L.P.
Its:	General Partner
By:	JK&B Capital IV, L.L.C.
Its:	General Partner

By:	/s/ Marc Sokol
Marc Sokol, its Managing Director

JK&B Capital IV QIP, L.P.

By:	JK&B Capital Management IV, L.P.
Its:	General Partner
By:	JK&B Capital IV, L.L.C.
Its:	General Partner

By:	/s/ Marc Sokol
Marc Sokol, its Managing Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

AUGUST CAPITAL III, L.P. for itself and as nominee for
August Capital Strategic Partners III, L.P.
August Capital III Founders Fund, L.P. and
certain individuals thereof

By:	August Capital Management III, L.L.C.
its General Partner

By:	/s/ Mark G. Wilson
Name: Mark Wilson
Title: Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

SEVIN ROSEN FUND VIII L.P.
By:	SRB Associates VIII L.P., its General Partner

By:	/s/ Jackie R. Kimzey
Name: Jackie R. Kimzey
Title: General Partner

SEVIN ROSEN VIII AFFILIATES FUND L.P.
By:	SRB Associates VII L.P., its General Partner

By:	/s/ Jackie R. Kimzey
Name: Jackie R. Kimzey
Title: General Partner

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

By:	/s/ Jackie R. Kimzey
Name: Jackie R. Kimzey
Title: Vice President

MICHAEL BAUM

By:	/s/ Michael Baum
Michael Baum

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

/s/ Michael Baum
Michael Baum

/s/ Rob Das
Rob Das

/s/ Erik Swan
Erik Swan

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

List of Investors

Name and Address

Ignition Venture Partners III, L.P.

11400 SE 6th Street

Suite 100

Bellevue, WA 98004

Ignition Managing Directors Fund III, LLC

11400 SE 6th Street

Suite 100

Bellevue, WA 98004

August Capital III, L.P.

2480 Sand Hill Road

Suite 101

Menlo Park, CA 94025

JK&B Capital IV, L.P.

Two Prudential Plaza

180 N. Stetson Avenue, #4500

Chicago, IL 60601

JK&B Capital IV QIP, L.P.

Two Prudential Plaza

180 N. Stetson Avenue, #4500

Chicago, IL 60601

Sevin Rosen Fund VIII L.P.

Two Galleria Tower

13455 Noel Road, Suite 1670

Dallas, Texas 75240

Sevin Rosen VIII Affiliates Fund L.P.

Two Galleria Tower

13455 Noel Road, Suite 1670

Dallas, Texas 75240

Sevin Rosen Bayless Management Company

Two Galleria Tower

13455 Noel Road, Suite 1670

Dallas, Texas 75240

Michael Baum

F&W Investments LLC — Series 2004

c/o Fenwick & West LLC

801 California Street

Mountain View, CA  94041

2

EXHIBIT B

List of Stockholders

Name	Type of Security Held	Number of Shares

Michael Baum	Common Stock	2,000,000
Rob Das	Common Stock	1,000,000
Erik Swan	Common Stock	2,000,000

AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT

SPLUNK, INC.

This Amendment to Investors’ Rights Agreement (this “Amendment to IRA”) is made and entered into as of September 10, 2008 (the “Effective Date”) by and among Splunk, Inc., a Delaware corporation (the “Company”), and the undersigned investors in the Company (the “Existing Investors”). Capitalized terms not otherwise defined herein shall have their meaning set forth in that certain Second Amended and Restated Investors’ Rights Agreement dated as of August 31, 2007 by and among the Company and the investors identified therein (such agreement, as amended from time to time, the “Investors’ Rights Agreement”).

RECITALS

A.                                   The Company is entering into a capital growth loan agreement and an equipment lease agreement with TriplePoint Capital LLC, a Delaware limited liability company (“TPC”) in connection with which the Company will be issuing warrants exercisable for shares of Series C Preferred Stock to TPC or affiliates of TPC (the “Warrants”),

B.                                     The undersigned Existing Investors and the Company desire to amend the Investors’ Rights Agreement to provide the holders of the Warrants with the rights of an “Investor” with respect to the shares of stock issuable upon exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       The Investors’ Rights Agreement is hereby amended to provide that, upon TPC’s execution of a counterpart signature page of the Investors’ Rights Agreement:

(a)                                  TPC shall become a party to the Investors’ Rights Agreement as an “Investor” thereunder;

(b)                                 the definition of “Registrable Securities” in Section 2.1(b)(1) shall include the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock issuable upon exercise of either of the Warrants (the “Series C Stock”);

(c)                                  all references to “Preferred Stock” shall mean and include the shares of Series C Stock;

(d)                                 the definition of a “Holder” under Section 2.1(d) shall include the holder of a Warrant with respect to the Registrable Securities issuable upon conversion of the Series C Stock; and

(e)                                  Exhibit A to the Investors’ Rights Agreement shall be amended include TPC.

2.                                       Except as set forth herein, all other terms of the Investors’ Rights Agreement shall remain in full force and effect.

[Remainder of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties have executed this Amendment to Investors’ Rights Agreement on the date and year first above written,

THE COMPANY:

SPLUNK, INC.

A Delaware corporation

By:	/s/ Phil Oreste
Phil Oreste, Vice President, Finance

THE EXISTING INVESTORS:

TRIPLEPOINT CAPITAL LLC

By:	/s/ Jim Labe
Signature

Jim Labe
Print Name

CEO
Title

[Signature Page to Amendment to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to Investors’ Rights Agreement on the date and year first above written.

THE EXISTING INVESTORS:

JK&B Capital IV, L.P.

By:	JK&B Capital Management IV, L.P.
Its:	General Partner
By:	JK&B Capital IV, L.L.C.
Its:	General Partner

By:	/s/ Marc Sokol
Marc Sokol, its Managing Director

JK&B Capital IV QIP, L.P.

By:	JK&B Capital Management IV, L.P.
Its:	General Partner
By:	JK&B Capital IV, L.L.C.
Its:	General Partner

By:	/s/ Marc Sokol
Marc Sokol, its Managing Director

AUGUST CAPITAL III, L.P., for itself and as nominee for

August Capital Strategic Partners III, L.P.

August Capital III Founders Fund, L.P. and

certain individuals thereof

By:	August Capital Management III, L.L.C.
its General Partner

By:	/s/ Steven Simonian

Print Name:	Steven Simonian

Title:	Attorney-in-fact

[Signature Page to Amendment to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to Investors’ Rights Agreement on the date and year first above written.

THE EXISTING INVESTORS:

Ignition Venture Partners III, L.P.

By:	Ignition GP, LLC
Its:	General Partner

By:	/s/ John Connors
John Connors

Ignition Managing Directors Fund III, LLC

By:	Ignition GP, LLC
Its:	General Partner

By:	/s/ John Connors
John Connors

[Signature Page to Amendment to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment to Investors’ Rights Agreement on the date and year first above written.

THE EXISTING INVESTORS:

SEVIN ROSEN FUND VIII, L.P.

By:  SRB Associates VIII L.P., its General  Partner

By:	/s/ John V. Jaggers
Print Name:	John V. Jaggers
Title:	General Partner

SEVIN ROSEN VIII AFFILIATES FUND, L.P.

By:  SRB Associates VIII L.P., its General  Partner

By:	/s/ John V. Jaggers
Print Name:	John V. Jaggers
Title:	General Partner

SEVIN ROSEN BAYLESS MANAGEMENT COMPANY

By:	/s/ John V. Jaggers
Print Name:	John V. Jaggers
Title:	Vice President

[Signature Page to Amendment to Investors’ Rights Agreement]